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                                                                       EXHIBIT 1


                             SECRETARY's CERTIFICATE


        I, the undersigned, the duly elected, qualified and acting Secretary of FIRST SUNAMERICA LIFE INSURANCE COMPANY, a New York corporation (this "Corporation"), do hereby certify that the Board of Directors of this Corporation, by unanimous written consent dated May 30, 1990 adopted the following resolutions and that said resolutions are in full force and effect:

        WHEREAS, this Corporation desires to sell variable annuity products in the State of New York; and

        WHEREAS, this Corporation specifically desires to sell a flexible premium deferred variable annuity product ("ICAP II") pursuant to the policy form presented to this Board and submitted to the Department;

        NOW, THEREFORE, BE IT RESOLVED, that the officers of this Corporation be, and they hereby are, authorized to establish for the accounts of this Corporation the Variable Annuity Account One ("Separate Account") in accordance with the insurance laws of the State of New York, to provide the investment medium for contracts to be issued by this Corporation ("Contracts") as may be designated as participating therein. The Separate Account shall receive, hold, invest and reinvest only the monies arising from: (1) premiums, contributions or payments made pursuant to Contracts participating therein; (2) such assets of this Corporation as may be deemed necessary for the orderly operation of such Separate Account; and (3) the dividends, interest and gains produced by the foregoing; and

        RESOLVED FURTHER, that the Separate Account shall be administered and accounted for as part of the general business of this Corporation, but the income, gains and losses of the Separate Account shall be credited to or charged solely against the assets held in the Separate Account, without regard to any other income arising out of other business that this Corporation may conduct. The assets of such Separate Account shall not be chargeable with the liabilities arising out of any other business that this Corporation may conduct; and

        RESOLVED FURTHER, that the officers of this Corporation be, and they hereby are, authorized:

               (i) to take whatever actions are necessary to see to it that the Contracts are registered under the provisions of the Securities Act of 1933 to the extent that they shall determine that such registration is necessary;

               (ii) to take whatever actions are necessary to assure that such Separate Account is properly registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940;

               (iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including such pre-effective and post-effective amendments), supplements and exhibits thereto as they may deem necessary or desirable;

               (iv) to apply for exemption from those provisions of the aforementioned Acts and the rules promulgated thereunder as they may deem necessary or desirable and to take any and all other actions which they may deem necessary, desirable or appropriate in connection with such Acts;

               (v) to take whatever actions are necessary to assure that the Contracts are filed with the appropriate state insurance regulatory authority and to prepare and execute all necessary documents to obtain approval of the insurance regulatory authority;

               (vi) to prepare or have prepared and executed all necessary documents to obtain approval of, or clearance with, or other appropriate actions required by, any other regulatory authority that may be necessary in connection with the foregoing matters;

               (vii) to enter into agreements with appropriate entities for the provision of administrative and other required services on behalf of the Separate Account and for the safekeeping of assets of such Separate Account; and

        RESOLVED FURTHER, that the form of any resolutions required by any regulatory authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as fully set forth herein if (i) in the opinion of the officers of this Corporation the adoption of the resolutions is advisable; and
(ii) the Corporate Secretary or Assistant Secretary of this Corporation evidences such adoption by inserting into these minutes copies of such resolutions; and




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        RESOLVED FURTHER, that the officers of this Corporation, and each of them are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their discretion, to implement the purpose of the foregoing resolutions; and

        RESOLVED FURTHER that this Corporation hereby ratifies any and all actions that may have previously been taken by the officers of this Corporation in connection with the foregoing resolutions and authorizes the officers of this Corporation to take any and all such further actions as may be appropriate to reflect these resolutions and to carry out their tenor, effect and intent.

        IN WITNESS WHEREOF the undersigned has executed this Certificate and affixed the seal of this

Corporation this 8th day of April, 1991.



                                    /s/ SUSAN L. HARRIS
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                                    Susan L. Harris